Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM ANNOUNCES HIGHEST INITIAL TEST RATE
IN COMPANY HISTORY

24-Hour Bakken Well Yields Initial Test Rate of Over 2,000 BOEPD

DENVER, COLORADO, September 9, 2010 — Credo Petroleum Corporation (NASDAQ: CRED), an oil and gas exploration and production company with significant operations in the Williston Basin, Central Kansas and Oklahoma, today provided an update on its North Dakota Bakken horizontal drilling program.

WEISZ 11-14#1-H (“WEISZ”) WELL SUCCESSFULLY COMPLETED

Credo’s second Bakken well has been successfully completed and production tested at high rates.  During testing, the Weisz 11-14#1-H (“Weisz”) flowed over 2,000 barrels of oil equivalent from 37 fracture-stimulated stages of Middle Bakken perforations during an early 24-hour period.  Brigham Exploration is the operator and Credo owns a 6% working interest.  In coming weeks, Brigham will announce the well’s exact initial flow rate, but Credo has confirmed through internal calculations that the official initial rate will in fact exceed 2,000 barrels of oil equivalent, marking the highest initial test rate of any well in which Credo has participated in the company’s 32 year history.

The Weisz well is located on a 1,280 acre spacing unit about one mile east of Brigham’s Olson 10-15-H well which has produced 126,000 barrels of oil equivalent in 18 months.  Based on Brigham’s exploration plan for the area, up to three Bakken wells are expected to be drilled on the spacing unit and potentially three additional wells to develop the deeper Sanish/Three Forks formation.

MANAGEMENT COMMENT

Marlis E. Smith, Jr., Chief Executive Officer, said, “I am extremely pleased with the test results of the Weisz, and the initial flow rate record it has set for Credo.  Since joining the Board in April of 2009, I have been a staunch advocate of the Bakken, and targeted acquisition of this specific Bakken acreage with our technical team soon after becoming CEO earlier this year.  This particular spacing unit could one day see up to six horizontal wells, two additional Bakken wells, and three Sanish/Three Forks wells.  Along with the Bakken, the Sanish/Three Forks is highly prospective in the area.

Smith continued, “We look forward to releasing future Bakken well results, including our previously reported Petro-Hunt 1-H well, which is currently in the final stages of completion, and a well in which Credo owns an 18.75% working interest.”

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Contact:	Marlis E. Smith, Jr.
Chief Executive Officer
or
Alford B. Neely
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com

About Credo Petroleum:  Credo Petroleum Corporation is an independent exploration, development and production company based in Denver, Colorado.  The company has significant operations in the Williston Basin of North Dakota, central Kansas, the Anadarko Basin of North Texas and northwest Oklahoma, and in southern Oklahoma.  Credo uses advanced technologies to systematically explore for oil and gas and, through its patented Calliope Gas Recovery System, to recover stranded reserves from depleted gas reservoirs.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.